NGSG
                        NATURAL GAS SERVICES GROUP,INC.


FOR IMMEDIATE RELEASE                                                       NEWS
August 6, 2003                                                Amex - NGS, NGS.WS


               NATURAL GAS SERVICES GROUP ANNOUNCES SECOND QUARTER
                        AND SIX MONTHS FINANCIAL RESULTS

          33% Increase In Revenue For The Three Months to $3.2 Million
            9% Increase In Revenue For The Six Months to $5.6 Million

MIDLAND, Texas, August 6, 2003 - Natural Gas Services Group, Inc. (AMEX:NGS), a leading provider of equipment and services to the natural gas and oil industry, announced its financial results for the second quarter and six months ended June 30, 2003.

Revenue for the second quarter ended June 30, 2003, increased 33% to $3,220,815 as compared to $2,429,160 for the same period in 2002. Revenues for the six months ended June 30, 2003 increased 9% to $5,564,560, as compared to $5,119,556 for the same period in 2002. The increase in revenue during the second quarter and six months reflects an increase in revenue from the rental of natural gas compressor units and also additional revenue recognized from the sale of our irrigation pump engines.

Net income for the three months ended June 30, 2003, increased 30% to $ 315,152 or $.06 per share (diluted), as compared to net income of $242,933 or $.05 per share (diluted) for the same period in 2002. Net income for the six months ended June 30, 2003, increased 28% to $433,035 or $.07 per share (diluted), as compared to net income of $339,109 or $.06 per share (diluted) for same period in 2002.

EBITDA (see discussion of EBITDA at the end of this release) increased 16% to $1,146,194 for the three months ended June 30, 2003, versus $982,609 for the same period in 2002. EBITDA increased 11% to $1,863,982 for six months ended June 30, 2003 versus $1,679,112 for the same period in 2002.

NGS's rental fleet grew by 15% during the six months ended June 30, 2003. The Company ended the quarter with 353 compressor packages in its rental fleet, up from 254 units at June 30, 2002 and 308 units at December 31, 2002.



                                                             Continued on Page 2

Wayne Vinson, President and CEO of Natural Gas Services Group, Inc. said, "We are extremely pleased with our quarter-to-quarter growth. With a 67% increase in revenue for the three months and 53% increase in revenue for the six months in our core leasing business, the second quarter and six months were significant accomplishment for Natural Gas Services Group. As the second quarter financial results show, our core leasing business remains quite profitable. We have been able to do this by delivering a high-value product to the small to mid-sized compressor market that meets their critical needs. Historically, our equipment utilization rate remains around 90% and our operating margins are well above the industry norms. As we move into our third quarter we will continue with our strategic initiatives. While the economy continues to firm up, our goal is to continue to meet the market demand for our products."


About Natural Gas Services Group, Inc. (NGS)
NGS manufactures, fabricates, sells, leases and services natural gas compressors that enhance the production of oil and gas wells. The Company also manufactures and sells flare systems and flare ignition systems for plant and production facilities.

For More Information, Contact:             Wayne Vinson, CEO or Wallace Sparkman
                                           800-580-1828
                                           Jim Drewitz, Investor Relations
                                           972-355-6070

                                       Or

                  visit the Company's website at www.ngsgi.com

"EBITDA" reflects net income or loss before interest, taxes, depreciation and amortization. EBITDA is a measure used by analysts and investors as an indicator of operating cash flow since it excludes the impact of movements in working capital items, non-cash charges and financing costs. Therefore, EBITDA gives the investor information as to the cash generated from the operations of a business. However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America ("GAAP"), and should not be considered a substitute for other financial measures of performance. EBITDA as calculated by NGS may not be comparable to EBITDA as calculated and reported by other companies. The most comparable GAAP measure to EBITDA is net income. The reconciliation of EBITDA to net income is as follows:



                                  Three months ended June 30,     Six months ended June 30,
                                  ---------------------------    ---------------------------

                                      2003            2002           2003            2002
                                  -----------     -----------    -----------     -----------
EBITDA                            $ 1,146,194     $   982,609    $ 1,863,982     $ 1,679,112
  Adjustments to reconcile
  EBITDA to net income:
  Amortization and depreciation      (417,589)       (283,196)      (779,555)       (537,600)
  Interest expense                   (175,706)       (265,480)      (329,789)       (522,840)
  Provision for income tax           (237,747)       (191,000)      (321,603)       (279,563)
                                  -----------     -----------    -----------     -----------
Net income                        $   315,152     $   242,933    $   433,035     $   339,109
                                  ===========     ===========    ===========     ===========



                    ........................................


Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS's products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.


                        Natural Gas Services Group, Inc.
                         Consolidated Income Statements
                                   (unaudited)
                                              Three months ended June 30     Six months ended June 30
                                              --------------------------    --------------------------
                                                  2003           2002           2003           2002
                                              -----------    -----------    -----------    -----------
Revenue:
   Sales                                      $   939,838    $   962,252    $ 1,505,110    $ 2,311,269
   Service and maintenance                        516,573        410,158        893,883        752,020
   Leasing income                               1,764,404      1,056,750      3,165,567      2,056,267
                                              -----------    -----------    -----------    -----------
                                                3,220,815      2,429,160      5,564,560      5,119,556
Cost of revenue:
   Cost of sales                                  713,624        472,567      1,146,797      1,561,452
   Cost of service and maintenance                335,928        348,634        671,229        658,049
   Cost of leasing                                406,867        303,764        767,784        586,299
                                              -----------    -----------    -----------    -----------
                                                1,456,419      1,124,965      2,585,810      2,805,800
                                              -----------    -----------    -----------    -----------
Gross Margin                                    1,764,396      1,304,195      2,978,750      2,313,756
Operating Cost:
   Selling expense                                185,604        119,003        324,551        243,670
   General and administrative expense             410,838        326,946        791,004        600,487
   Amortization & depreciation                    417,589        283,196        779,555        537,600
                                              -----------    -----------    -----------    -----------
                                                1,014,031        729,145      1,895,110      1,381,757
                                              -----------    -----------    -----------    -----------
Operating income                                  750,365        575,050      1,083,640        931,999

   Interest expense                              (175,706)      (265,480)      (329,789)      (522,840)
   Equity in earnings of joint venture               --          124,151           --          207,603
   Other income                                   (21,760)           212            787          1,910
                                              -----------    -----------    -----------    -----------
Income before income taxes                        552,899        433,933        754,638        618,672
   Income tax expense                             237,747        191,000        321,603        279,563
                                              -----------    -----------    -----------    -----------
Net income                                        315,152        242,933        433,035        339,109
   Preferred dividends                             31,010         31,430         62,020         75,614
                                              -----------    -----------    -----------    -----------
Net income available to common shareholders   $   284,142    $   211,503    $   371,015    $   263,495
                                              ===========    ===========    ===========    ===========


         Earnings per share:
         Basic                                $      0.06    $      0.06    $      0.08    $      0.08
         Diluted                              $      0.06    $      0.05    $      0.07    $      0.06
         Weighted average Shares:
         Basic                                  4,875,324      3,357,632      4,866,527      3,357,632
         Diluted                                5,024,774      4,193,490      5,116,332      4,163,710

                        Natural Gas Services Group, Inc.
                           Consolidated Balance Sheet
                                   (unaudited)
                                  June 30, 2003

                                     ASSETS
Current Assets:
   Cash and cash equivalents                                         $   976,004
   Accounts receivable - trade                                         1,482,762
   Inventory                                                           2,292,196
   Prepaid expenses                                                       81,156
                                                                     -----------
   Total current assets                                                4,832,118

Lease equipment, net                                                  16,709,633
Other property, plant and equipment, net                               2,616,661
Goodwill, net                                                          2,589,655
Patents, net                                                             127,684
Other assets                                                             114,605
                                                                     -----------
         Total assets                                                $26,990,356
                                                                     ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Current portion of long term debt and capital lease               $ 2,278,951
   Accounts payable and accrued liabilities                              973,025
   Unearned Income                                                       588,007
                                                                     -----------
         Total current liabilities                                     3,839,983

Long term debt and capital lease, less current portion                 6,708,947
Subordinated notes, net                                                1,376,865
Deferred income tax payable                                            1,492,573
                                                                     -----------
         Total liabilities                                            13,418,368

                              SHAREHOLDERS' EQUITY
Preferred stock                                                      $     3,577
Common stock                                                              49,816
Paid in capital                                                       11,167,733
Retained earnings                                                      2,350,862
                                                                     -----------
         Total shareholders' equity                                   13,571,988
                                                                     -----------
         Total liabilities and shareholders' equity                  $26,990,356
                                                                     ===========





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